EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the Nasdaq National Market System.

Date	Type	Price	Shares
11/10/2008	Purchase	$3.38	250
11/10/2008	Purchase	3.395	100
11/10/2008	Purchase	3.40	2300
11/10/2008	Purchase	3.415	200
11/10/2008	Purchase	3.42	100
11/10/2008	Purchase	3.4225	100
11/10/2008	Purchase	3.425	1100
11/10/2008	Purchase	3.43	4200
11/10/2008	Purchase	3.435	200
11/10/2008	Purchase	3.44	4000
11/10/2008	Purchase	3.445	1300
11/10/2008	Purchase	3.45	2100
11/11/2008	Purchase	3.19	100
11/11/2008	Purchase	3.25	100
11/11/2008	Purchase	3.31	300
11/11/2008	Purchase	3.315	100
11/11/2008	Purchase	3.32	2470
11/11/2008	Purchase	3.3225	100
11/11/2008	Purchase	3.325	571
11/11/2008	Purchase	3.33	400
11/12/2008	Purchase	3.20	1200
11/12/2008	Purchase	3.245	100
11/12/2008	Purchase	3.25	4900
11/12/2008	Purchase	3.255	200
11/12/2008	Purchase	3.26	8600
11/12/2008	Purchase	3.2625	100
11/12/2008	Purchase	3.265	1000
11/12/2008	Purchase	3.27	1100
11/12/2008	Purchase	3.275	800
11/12/2008	Purchase	3.28	1800
11/12/2008	Purchase	3.29	100
11/12/2008	Purchase	3.295	200
11/13/2008	Purchase	3.20	500300
11/13/2008	Purchase	3.202	300
11/13/2008	Purchase	3.21	316
11/13/2008	Purchase	3.275	600
11/13/2008	Purchase	3.28	200